Exhibit 10.5(A)

FIRST AMENDMENT TO SUBSCRIPTION AGREEMENT

This First Amendment (“First Amendment”) to the Subscription Agreement (as defined below) is made and entered into as of September 8, 2026, by and between FutureCore Capital Sponsor Ltd., a British Virgin Islands limited liability company (the “Subscriber”) and FutureCore Acquisition Corporation, a Cayman Islands exempted company (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Subscription Agreement.

WHEREAS, Subscriber and the Company entered into that certain Subscription Agreement dated as of June 20, 2026 in the form attached hereto as Exhibit A (the “Original Agreement”);

WHEREAS, the parties now desire to amend the Original Agreement on the terms and effect the surrender of certain ordinary shares on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Subscription Agreement, the Parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendments to Subscription Agreement. The parties hereby agree that the Subscription Agreement is to be amended as follows:

A. The opening paragraph of the Subscription Agreement is hereby amended and restated in its entirety as follows:

“This agreement (the “Agreement”) is entered into on June 20, 2026, by and between FutureCore Capital Sponsor Ltd., a British Virgin Islands limited liability company (the “Subscriber” or “you”) (the “Subscriber” or “you”), and FutureCore Acquisition Corporation, a Cayman Islands exempted Company (the “Company,” “we” or “us”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to purchase 4,312,500 ordinary shares, $0.0001 par value per share, up to 562,500 of which are subject to forfeiture by you if the underwriters of the initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit consisting of one ordinary share and one right, do not fully exercise their over-allotment option (the “Over- allotment Option”) (herein referred to as the “Shares”). The Company and the Subscriber’s agreements regarding such Shares are as follows:”

B. Section 3.1 of the Subscription Agreement is hereby amended and restated in its entirety as follows:

“3.1. Partial or No Exercise of the Over-allotment Option. In the event that the Over-allotment Option granted to the underwriters of the anticipated IPO is not exercised or is only partially exercised, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to that percent of ordinary shares that shall be inversely proportionate to the amount of the over-allotment exercised by the underwriters (subject to a maximum forfeiture of 562,500 Shares and which shall not include any ordinary shares purchased by the Subscriber in the IPO or in the aftermarket (“the Forfeiture Maximum”)). Accordingly, the ordinary shares that shall not be forfeited by the Subscriber shall be determined to be in the amount that is the product of (x) that number that is the quotient of (a) that amount of ordinary shares purchased by the underwriter in connection with its exercise of its over-allotment option divided by (b) the maximum amount of 1,125,000 Units available to the underwriters pursuant to the Over-allotment Option, and (y) the Forfeiture Maximum. The Subscriber (and all other initial stockholders prior to the IPO, if any) will own an aggregate number of that amount not to be less than 3,750,000 Shares equal to approximately 33.33% of the Company’s issued and outstanding ordinary shares immediately following the IPO (without giving effect to the sale of the private units, and assuming the Subscriber does not purchase Units in the IPO or in the aftermarket).”

2. Share Surrender. The Subscriber hereby surrenders to the Company, for no consideration, 621,000 ordinary shares previously issued to the Subscriber pursuant to the Original Agreement, and the Company hereby accepts such surrender and cancels such ordinary shares.

3. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Subscription Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Subscription Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitute the entire agreement between the parties with respect to the subject matter of the Subscription Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Section 6 of the Original Agreement is hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, each Party hereto has caused this First Amendment to be signed and delivered as of the date first written above.

The Company:

FUTURECORE ACQUISITION CORPORATION

By:	/s/ Michael Zhang
	Name:	Michael Zhang
	Title:	Chief Executive Officer

ACKNOWLEDGED, ACCEPTED, AND CONSENTED TO BY:

FUTURECORE CAPITAL SPONSOR LIMITED

By:	/s/ Michael Zhang
	Name:	Michael Zhang
	Title:	Director

[Signature Page to the First Amendment to Subscription Agreement]

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Exhibit A

Original Agreement

A-1

FUTURECORE ACQUISITION CORPORATION

June 20, 2026

FutureCore Capital Sponsor Ltd.

1185 Avenue of the Americas, Suite 304

New York, NY 10036

RE:	Securities Subscription Agreement

Ladies and Gentlemen:

This agreement (the “Agreement”) is entered into on June 20, 2026, by and between FutureCore Capital Sponsor Ltd., a British Virgin Islands limited liability company (the “Subscriber” or “you”), and FutureCore Acquisition Corporation, a Cayman Islands exempted Company (the “Company,” “we” or “us”). Pursuant to the terms hereof, the Company hereby accepts the offer the Subscriber has made to purchase 4,933,500 ordinary shares, $0.0001 par value per share, up to 643,500 of which are subject to forfeiture by you if the underwriters of the initial public offering (the “IPO”) of the Company’s units (the “Units”), each Unit consisting of one ordinary share and one right, do not fully exercise their over-allotment option (the “Over-allotment Option”) (herein referred to as the “Shares”). The Company and the Subscriber’s agreements regarding such Shares are as follows:

1. Purchase of Securities.

1.1. Purchase of Shares. For the sum of $25,000.00 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby issues the Shares to the Subscriber, and the Subscriber hereby purchases the Shares from the Company, subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement. Concurrently with the Subscriber’s execution of this Agreement, the Company shall, at its option, deliver to the Subscriber a certificate registered in the Subscriber’s name representing the shares (the “Original Certificate”), or effect such delivery in book-entry form.

2. Representations, Warranties, and Agreements.

2.1. Subscriber’s Representations, Warranties, and Agreements. To induce the Company to issue the Shares to the Subscriber, the Subscriber hereby represents and warrants to the Company and agrees with the Company as follows:

2.1.1. No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Shares.

2.1.2. No Conflicts. The execution, delivery, and performance of this Agreement as well as the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with, or constitute a default under: (i) the formation and governing documents of the Subscriber; (ii) any agreement, indenture, or instrument to which the Subscriber is a party; or, (iii) any law, statute, rule, or regulation to which the Subscriber is subject, or any agreement, order, judgment, or decree to which the Subscriber is subject.

2.1.3. Organization and Authority. The Subscriber is a British Virgin Islands limited liability company, validly existing and in good standing under the laws of the British Virgin Islands, and possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement. Upon execution and delivery by you, this Agreement is a legal, valid, and binding agreement of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.1.4. Experience, Financial Capability, and Suitability. Subscriber is: (i) sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Shares and (ii) able to bear the economic risk of its investment in the Shares for an indefinite period of time because the Shares have not been registered under the Securities Act (as defined below) and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. The subscriber is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Subscriber must bear the economic risk of this investment until the Shares are sold pursuant to: (i) an effective registration statement under the Securities Act or (ii) an exemption from registration available with respect to such sale. The subscriber is able to bear the economic risks of an investment in the Shares and to afford a complete loss of Subscriber’s investment in the Shares.

2.1.5. Access to Information; Independent Investigation. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business, and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigation and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and Subscriber has not relied on any other representations or information in making its investment decision, whether written or oral, relating to the Company, its operations, and/or its prospects.

2.1.6. Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.1.7. Investment Purposes. The Subscriber is purchasing the Shares solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

2.1.8. Restrictions on Transfer; Shell Company. Subscriber understands the Shares are being offered in a transaction not involving a public offering within the meaning of the Securities Act. Subscriber understands the Shares will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and Subscriber understands that the certificates or book-entries representing the Shares will contain a legend in respect of such restrictions. If in the future the Subscriber decides to offer, resell, pledge, or otherwise transfer the Shares, such Shares may be offered, resold, pledged, or otherwise transferred only pursuant to: (i) registration under the Securities Act, or (ii) an available exemption from registration. Subscriber agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or an exemption, the Subscriber agrees not to resell the Shares. Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Shares until one year following consummation of the initial business combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.1.9. No Governmental Consents. No governmental, administrative or other third-party consents or approvals are required, necessary or appropriate on the part of Subscriber in connection with the transactions contemplated by this Agreement.

2.2. Company’s Representations, Warranties, and Agreements. To induce the Subscriber to purchase the Shares, the Company hereby represents and warrants to the Subscriber and agrees with the Subscriber as follows:

2.2.1. Organization and Corporate Power. The Company is a Cayman corporation and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results, or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement.

2.2.2. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not violate, conflict with, or constitute a default under (i) the Certificate of Incorporation or Bylaws of the Company, (ii) any agreement, indenture, or instrument to which the Company is a party or (iii) any law, statute, rule, or regulation to which the Company is subject, or any agreement, order, judgment, or decree to which the Company is subject.

2.2.3. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Shares will be duly and validly issued, fully paid, and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, the Subscriber will have or receive good title to the Shares, free and clear of all liens, claims, and encumbrances of any kind, other than (a) transfer restrictions hereunder and other agreements to which the Shares may be subject which have been notified to the Subscriber in writing, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims, or encumbrances imposed due to the actions of the Subscriber.

2.2.4. No Adverse Actions. There are no actions, suits, investigations or proceedings pending, threatened against or affecting the Company which: (i) seek to restrain, enjoin, prevent the consummation of, or otherwise affect the transactions contemplated by this Agreement or (ii) question the validity or legality of any transactions or seeks to recover damages or to obtain other relief in connection with any transactions.

3. Forfeiture of ordinary share.

3.1. Partial or No Exercise of the Over-allotment Option. In the event that the Over-allotment Option granted to the underwriters of the anticipated IPO is not exercised or is only partially exercised, the Subscriber acknowledges and agrees that it (or, if applicable, it and any transferees of Shares) shall forfeit any and all rights to that percent of ordinary shares that shall be inversely proportionate to the amount of the over-allotment exercised by the underwriter (subject to a maximum forfeiture of 643,500 ordinary shares and which shall not include any ordinary share purchased by Subscriber in the IPO or in the aftermarket “the Forfeiture Maximum”). Accordingly, the ordinary share that shall not be forfeited by the Subscriber shall be determined to be in the amount that is the product of (x) that number that is the quotient of (a) that amount of ordinary shares purchased by the underwriter in connection with its exercise of its over-allotment option divided by (b) the maximum amount of 643,500 ordinary shares available to the underwriter in the form of an over-allotment option, and (y) the forfeiture maximum. The Subscriber (and all other initial stockholders prior to the IPO, if any) will own an aggregate number of that amount not to be less than 4,290,000 ordinary shares equal to approximately 30% of the Company’s issued and outstanding ordinary share immediately after the IPO (and if the over-allotment option is exercised by the underwriter such greater amount as provided for in this clause).

3.2. Termination of Rights as a Stockholder. If any of the ordinary share are forfeited in accordance with this Section 3, then the Subscriber (or successor in interest), shall no longer have any rights as a holder of such forfeited ordinary share, and the Company shall take such action as is appropriate to cancel such forfeited ordinary share. The ordinary share will not be cancelled as a result of the underwriter’s exercise of its over-allotment option.

3.3. Share Certificates. In the event an adjustment to the Original Certificates, if any, is required pursuant to this Section 3, then the Subscriber shall return such Original Certificates to the Company or its designated agent as soon as practicable upon its receipt of notice from the Company advising Subscriber of such adjustment, following which a new certificate (the “New Certificate”), if any, shall be issued in such amount representing the adjusted number of Shares held by the Subscriber. The New Certificate, if any, shall be returned to the Subscriber as soon as practicable. Any such adjustment for any uncertificated securities held by the Subscriber shall be made in book-entry form.

4. Waiver of Liquidation Distributions; Redemption Rights. In connection with the Shares purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest, or claim of any kind in or to any distributions by the Company from the trust account, which will be established for the benefit of the Company’s public stockholders and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”), in the event of a liquidation of the Company upon the Company’s failure to timely complete an initial business combination. For the removal of ambiguity, in the event the Subscriber purchases Shares in the IPO or in the aftermarket, any additional Shares so purchased shall be eligible to receive any liquidating distributions by the Company. However, in no event will the Subscriber have the right to redeem any Shares for funds held in the Trust Account upon the successful completion of an initial business combination.

5. Restrictions on Transfer.

5.1. Securities Law Restrictions. In addition to any restrictions to be contained in that certain anticipated letter agreement (commonly known as the “Letter Agreement”) to be dated as of the closing of the IPO by and between Subscriber and the Company, Subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Shares unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Shares proposed to be transferred shall then be effective or (b) the Company has received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction is exempt from registration under the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

5.2. Lock-up. Subscriber acknowledges that the Securities will be subject to lock-up provisions (the “Lock-up”) contained in the Letter Agreement.

5.3. Restrictive Legends. Any certificates representing the Shares shall have endorsed thereon legends substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCKUP AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP.”

5.4. Additional Shares or Substituted Securities. In the event of the declaration of a share dividend, the declaration of an extraordinary dividend payable in a form other than Shares, a spin-off, a share split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding Shares without receipt of consideration, any new, substituted or additional securities or other property which are by reason of such transaction distributed with respect to any Shares subject to this Section 5 or into which such Shares thereby become convertible shall immediately be subject to this Section 5 and Section 3. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of Shares subject to this Section 5 and Section 3.

5.5. Registration Rights. Subscriber acknowledges that the Shares are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or they are registered pursuant to an anticipated Registration Rights agreement to be entered into with the Company prior to the closing of the anticipated IPO.

6. Other.

6.1. Further Assurances. Subscriber agrees to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

6.2. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party, and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

6.3. Entire Agreement. Although references herein have been made to an anticipated IPO and related agreements such as a Letter Agreement and Registration Rights Agreement, only this Agreement, embodies the entire agreement and understanding between the Subscriber and the Company with respect to the sale of Shares until such time as the future completion of the other referenced agreements and events and this Agreement supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

6.4. Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.5. Waivers and Consents. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the parties. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.6. Assignment. The rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

6.7. Benefit. All statements, representations, warranties, covenants, and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of New York applicable to contracts wholly performed within the borders of such state, without giving effect to the conflict of law principles thereof.

6.9. Severability. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.11. Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate, or instrument provided for or contemplated hereby, shall survive the execution and delivery hereof and any investigations made by or on behalf of the parties.

6.12. No Broker or Finder. Each of the parties hereto represents and warrants to the other that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.13. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.14. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.15. Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

6.16. Incorporation of Preamble into Agreement. So as to eliminate ambiguity, the preamble of this letter is hereby incorporated to the body and with the same binding effect.

7. Voting and Tender of Shares. Subscriber agrees to vote the Shares in favor of an initial business combination that the Company negotiates and submits for approval to the Company’s stockholders and shall not seek redemption with respect to such Shares. Additionally, the Subscriber agrees not to tender any Shares in connection with a tender offer presented to the Company’s stockholders in connection with an initial business combination negotiated by the Company.

8. Indemnification. Each party shall indemnify the other against any loss, cost, or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant, or agreement in this Agreement.

If the foregoing accurately sets forth our understanding and agreement, please sign the enclosed copy of this Agreement and return it to us.

Very Truly Yours,

FutureCore Acquisition Corporation

/s/ Michael Zhang
Name:	Michael Zhang
Title:	Chief Executive Officer

ACKNOWLEDGED, ACCEPTED, AND CONSENTED TO BY:

FutureCore Capital Sponsor Ltd.

/s/ Michael Zhang
Name:	Michael Zhang
Title:	Director

Signature Page to the Subscription Agreement